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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported):      MAY 10, 1999
                                                   ----------------




                             NEWPARK RESOURCES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                    1-2960                     72-1123385
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(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)



 3850 NORTH CAUSEWAY, SUITE 1770
         METAIRIE, LOUISIANA                                            70002
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (504) 838-8222
                                                   ---------------



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Disclosures required by Item 304(a)(2) of Regulation S-K.
---------------------------------------------------------

         On May 10, 1999, Newpark engaged Arthur Andersen LLP as its new independent outside auditors. During Newpark's two most recent fiscal years and the subsequent interim period prior to May 10, 1999, neither Newpark nor anyone acting on Newpark's behalf consulted with Arthur Andersen LLP regarding either
(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Newpark's financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K.)

         Newpark provided a copy of the foregoing disclosure to Arthur Andersen LLP on May 12, 1999, and requested that it provide Newpark with a letter addressed to the Commission in accordance with Item 304(a)(2)(D) of Regulation S-K if it wished to provide any new information, clarify Newpark's expression of its views or disagree in any respect with the disclosure made by Newpark. On May 13, 1999, Arthur Andersen LLP informed Newpark that it did not wish to provide any new information, clarify any of Newpark's expression of its views or disagree in any respect with the disclosure made by Newpark.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Financial Statements

       None.

(b)    Pro forma Financial Information

       None.

(c)    Exhibits

       None.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

                                           NEWPARK RESOURCES, INC.



Dated: May 13, 1999                        By: /s/ Eric Wingerter
                                              ----------------------------------
                                               Eric Wingerter, Vice President